As previously announced, U.S Cellular will hold a teleconference Feb. 24, 2012 at 9:30 a.m. CST. Listen to the live call via the Conference Calls page of www.teldta.com or www.cellular.com.

Contact:  Jane W. McCahon, Vice President, Corporate Relations

                 (312) 592-5379; jane.mccahon@teldta.com

                 Julie D. Mathews, Manager, Investor Relations

                 (312) 592-5341, julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

U.S. cellular Reports fourth QUARTER 2011 RESULTS AND 2012 FINANCIAL GUIDANCE

Strong smartphone sales drive higher revenues

Note: Comparisons are year over year unless otherwise noted.

Fourth Quarter Highlights

▪  Smartphones increased to 52.5 percent of total devices sold from 39.6 percent; smartphone customers increased to 30.5 percent of postpaid customers from 16.7 percent.

▪  Postpaid ARPU (average revenue per unit) increased 5 percent to $53.35 from $50.99.

▪  Service revenues increased 4 percent to $1,030.0 million.

▪  Operating income increased $20.4 million to $16.3 million.

▪  Net loss of 13,000 retail customers, reflecting loss of 20,000 postpaid customers and a gain of 7,000 prepaid customers; postpaid customers comprised 95 percent of retail customers.

▪  Cell sites in service increased 3 percent to 7,882.

CHICAGO – Feb. 24, 2012 – United States Cellular Corporation [NYSE:USM] reported service revenues of $1,030.0 million for the fourth quarter of 2011, versus $991.9 million for the comparable period one year ago. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $2.8 million and $0.03, respectively, for the fourth quarter of 2011, compared to $7.8 million and $0.09, respectively, for the comparable period in 2010.

The fourth quarter of 2011 was impacted by a $6.1 million adjustment that increased tax expense related to prior periods.  In the fourth quarter of 2010, income tax expense was reduced by favorable settlements of certain state income tax audits.

For the twelve months ended Dec. 31, 2011, U.S. Cellular reported service revenues of $4,053.8 million, compared to $3,913.0 million in 2010.  Net income attributable to U.S. Cellular shareholders for 2011 and related diluted earnings per share were $175.0 million and $2.05, respectively.  In 2010, net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $136.1 million and $1.57, respectively.

“In a competitive environment, U.S. Cellular was able to increase revenues and improve operating income,” said Mary N. Dillon, U.S. Cellular president and CEO. “However, we fell short on customer growth, so improving our customer performance is our highest priority in 2012.”

“We nearly doubled the number of smartphone customers throughout the year, with the strongest increase in the fourth quarter. More than 30 percent of our postpaid customers now have smartphones, and smartphones were more than half of our total devices sold in the fourth quarter. As a result, we saw dramatic increases in data usage and revenues which, along with growth in inbound roaming revenues, helped us increase average total service revenue per customer by six percent for the year. And while we had an overall customer loss in 2011, we had a solid holiday sales season in terms of net retail customer additions. We also kept churn stable for the year, even as we faced significant competitive pressures, and were able to better control costs by balancing promotions and smartphone subsidies.

“We’re bringing even more outstanding experiences to our customers this year, rolling out 4G LTE service and devices to more than half of our subscribers by year end. And we’ll introduce more devices throughout the year, to provide a wide range of options to meet all of our customers’ needs.

“As I mentioned, our top priority is to achieve positive customer additions in 2012. We’re focused on attracting new customers through building awareness, increasing our focus on small-to-medium business customers, and looking to expand our points of distribution.  We’re also committed to cost-effectively managing the network demands caused by the explosive growth in data use, and improving our profitability through several operational initiatives.”

Guidance for year ending Dec. 31, 2012

This guidance represents the views of management as of Feb. 24, 2012, and should not be assumed to be current as of any other date.  There can be no assurance that final results will not differ materially from this guidance.  U.S. Cellular undertakes no legal duty to update such information, whether as a result of new information, future events, or otherwise.

	2012	2011
	Estimated Results (1)	Actual Results
Service revenues	$4,050 - $4,150 million	$4,053.8 million
Operating income	$200 - $300 million	$280.8 million
Depreciation, amortization and accretion expenses, and net gain or loss on asset disposals and exchanges
and loss on impairment of assets (2)	Approx. $600 million	$571.7 million
Adjusted OIBDA (3)	$800 - $900 million	$852.5 million
Capital expenditures	Approx. $850 million	$782.5 million

(1)   These estimates are based on U.S. Cellular’s current plans, which include a multi-year deployment of 4G LTE technology which commenced in 2011. New developments or changing conditions (such as customer net growth, customer demand for data services or possible acquisitions, dispositions, or exchanges) could affect U.S. Cellular’s plans and, therefore, its 2012 estimated results.

(2)   2011 Actual Results include gains on asset disposals and exchanges, net of $1.9 million. The 2012 Estimated Results include only Depreciation, amortization and accretion expenses; such estimated results do not include net gains or losses on disposals and exchanges of assets or losses on impairment of assets (since such transactions and their effects cannot be predicted).

(3)   Adjusted OIBDA is defined as operating income excluding the effects of Depreciation, amortization and accretion (OIBDA): the net gain or loss on asset disposals and exchanges (if any); and the loss on impairment of assets (if any). This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with cash flows from operating activities, which is a component of the Consolidated Statement of Cash Flows. Adjusted OIBDA excludes the net gain or loss on asset disposals and exchanges (if any) and loss on impairment of assets (if any), in order to show operating results on a more comparable basis from period to period.  TDS does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual and, accordingly, they may be incurred in the future.  TDS believes this measure provides useful information to investors regarding TDS’ financial condition and results of operations because it highlights certain key cash and non-cash items and their impacts on cash flows from operating activities.

Conference call information

U.S. Cellular will hold a conference call on Feb. 24, 2012 at 9:30 a.m. CST.

▪  Listen to the live call online at http://www.videonewswire.com/event.asp?id=85230 or on the Conference Calls page of uscellular.com.

▪  Listen to the call by phone at 877/869-3847 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Conference Calls page of uscellular.com. The call will be archived on the Conference Calls page of uscellular.com

About U.S. Cellular®

United States Cellular Corporation, the nation's seventh-largest wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to 5.9 million customers in 26 states. The Chicago-based company had 8,700 full- and part-time associates as of Dec. 31, 2011. For more information about U.S. Cellular, visit uscellular.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of the company to successfully grow its markets; changes in the overall economy, competition, the state and federal telecommunications regulatory environment, and the value of assets and investments; adverse changes in the ratings afforded the company’s debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; risks and uncertainties relating to possible future restatements; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices and the mix of products and services offered by the company. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about U.S. Cellular, visit uscellular.com.

United States Cellular Corporation Summary Operating Data (Unaudited)

Quarter Ended	12/30/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
Total population
Consolidated markets (1)	91,965,000	91,965,000	91,204,000	91,090,000	90,468,000
Consolidated operating markets (1)	46,888,000	46,888,000	46,888,000	46,774,000	46,546,000
Market penetration at end of period
Consolidated markets (2)	6.4%	6.5%	6.5%	6.6%	6.7%
Consolidated operating markets (2)	12.6%	12.7%	12.7%	12.9%	13.0%
All customers
Total at end of period	5,891,000	5,932,000	5,968,000	6,033,000	6,072,000
Gross additions	306,000	299,000	257,000	293,000	327,000
Net additions (losses)	(41,000)	(36,000)	(70,000)	(39,000)	(31,000)
Smartphones sold as a percent of
total devices sold (3)	52.5%	39.9%	39.6%	42.5%	39.6%
Retail customers
Total at end of period	5,608,000	5,621,000	5,644,000	5,698,000	5,729,000
Smartphone penetration (3) (4)	30.5%	26.2%	23.1%	20.3%	16.7%
Gross additions	298,000	284,000	226,000	256,000	292,000
Net retail additions (losses) (5)	(13,000)	(23,000)	(58,000)	(31,000)	(21,000)
Net postpaid additions (losses)	(20,000)	(34,000)	(41,000)	(22,000)	(10,000)
Net prepaid additions (losses)	7,000	11,000	(17,000)	(9,000)	(11,000)
Service revenue components (000s)
Retail service	$882,091	$871,199	$868,630	$864,602	$864,905
Inbound roaming	93,353	107,810	82,760	64,386	67,545
Other	54,601	57,600	50,640	56,125	59,464
Total service revenues (000s)	$1,030,045	$1,036,609	$1,002,030	$985,113	$991,914
Total ARPU (6)	$58.13	$58.09	$55.69	$54.29	$54.37
Billed ARPU (7)	$49.78	$48.82	$48.27	$47.65	$47.41
Postpaid ARPU (8)	$53.35	$52.41	$51.84	$51.21	$50.99
Postpaid churn rate (9)	1.6%	1.5%	1.4%	1.4%	1.5%
Capital expenditures (000s)	$276,400	$248,000	$162,100	$95,900	$203,400
Cell sites in service	7,882	7,828	7,770	7,663	7,645

(1)    Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively. See footnote (2) below.

(2)    Market Penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas®.

(3)    Smartphones represent wireless devices which run on an Android™, BlackBerry®, or Windows Mobile® operating system, excluding tablets.

(4)    Smartphone penetration is calculated by dividing postpaid smartphone customers by total postpaid customers.

(5)    Includes net postpaid additions (losses) and net prepaid additions (losses).

(6)    Total ARPU - Average monthly service revenue per customer includes retail service, inbound roaming and other service revenues and is calculated by dividing total service revenues by the number of months in the period and by the average total customers during the period.

(7)    Billed ARPU - Average monthly billed revenue per customer is calculated by dividing total retail service revenues by the number of months in the period and by the average total customers during the period. Retail service revenues include revenues attributable to postpaid, prepaid and reseller customers.

(8)    Postpaid ARPU - Average monthly revenue per postpaid customer is calculated by dividing total retail service revenues from postpaid customers by the number of months in the period and by the average postpaid customers during the period.

(9)    Represents the percentage of the postpaid customer base that disconnects service each month. This amount represents the average postpaid churn rate for each respective quarterly period.

United States Cellular Corporation Consolidated Statement of Operations Highlights Three Months Ended December 31, (Unaudited, dollars and shares in thousands, except per share amounts)
			Increase (Decrease)
	2011	2010	Amount	Percent
Operating revenues
Service	$1,030,045	$991,914	$38,131	4%
Equipment sales	69,588	71,236	(1,648)	(2%)
Total operating revenues	1,099,633	1,063,150	36,483	3%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	242,123	216,254	25,869	12%
Cost of equipment sold	225,835	230,620	(4,785)	(2%)
Selling, general and administrative (1)(2)	469,515	474,904	(5,389)	(1%)
Depreciation, amortization and accretion	141,976	143,124	(1,148)	(1%)
Loss on asset disposals, net	3,868	2,310	1,558	67%
Total operating expenses	1,083,317	1,067,212	16,105	2%

Operating income (loss)	16,316	(4,062)	20,378	>100

Investment and other income (expense)
Equity in earnings of unconsolidated entities	18,277	22,900	(4,623)	(20%)
Interest and dividend income	929	824	105	13%
Loss on investment	(2,000)	—	(2,000)	N/M
Interest expense (1)	(13,709)	(12,637)	(1,072)	(8%)
Other, net	(631)	285	(916)	>100
Total investment and other income (expense)	2,866	11,372	(8,506)	(75%)

Income before income taxes	19,182	7,310	11,872	>100
Income tax (benefit) (2)	11,307	(6,698)	18,005	>100

Net income	7,875	14,008	(6,133)	(44%)
Less: Net income attributable to noncontrolling interests, net of tax	(5,074)	(6,226)	1,152	19%
Net income attributable to U.S. Cellular shareholders	$2,801	$7,782	$(4,981)	(64%)

Basic weighted average shares outstanding	84,559	85,668	(1,109)	(1%)
Basic earnings per share attributable to U.S. Cellular shareholders	$0.03	$0.09	$(0.06)	(67%)

Diluted weighted average shares outstanding	85,005	86,190	(1,185)	(1%)
Diluted earnings per share attributable to U.S. Cellular shareholders	$0.03	$0.09	$(0.06)	(67%)

(1)   During the quarter ended December 31, 2010, U.S. Cellular recorded adjustments to reduce its liability for transactional taxes in the amount of $5.8 million.  Of this amount, $2.7 million and $3.1 million reduced Selling, general and administration expenses and Interest expense, respectively, in the quarter ended December 31, 2010.  These transactional taxes related to periods from 2002 through the first quarter of 2010.  This adjustment reflects a change in U.S. Cellular’s estimate of its liability for transactional taxes and interest and the actual amounts due and settled with the taxing authorities of taxes and interest.

(2)    During the quarter ended December 31, 2011, U.S. Cellular recorded an immaterial adjustment to correct its liabilities and prepaid expense related to property taxes for errors occurring primarily prior to 2009. This adjustment reduced Selling, general and administrative expenses by $5.4 million in the quarter.  U.S. Cellular also recorded an immaterial adjustment to correct its deferred tax balances related to a difference in the tax basis in certain partnerships for errors occurring prior to 2009. This adjustment increased Income tax expense by $6.1 million in the quarter. U.S. Cellular also recorded other immaterial adjustments to correct errors in prior periods which, together with the foregoing adjustments, reduced Net income attributable to U.S. Cellular shareholders by a net of $6.4 million. The correction of such errors in the fourth quarter of 2011 did not have a material effect on any prior periods, the full year ended December 31, 2011, or the trend in earnings.

N/M – Percentage change not meaningful

United States Cellular Corporation Consolidated Statement of Operations Highlights Twelve Months Ended December 31, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2011	2010	Amount	Percent
Operating revenues
Service	$4,053,797	$3,913,001	$140,796	4%
Equipment sales	289,549	264,680	24,869	9%
Total operating revenues	4,343,346	4,177,681	165,665	4%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	929,379	854,931	74,448
Cost of equipment sold	782,300	742,981	39,319	5%
Selling, general and administrative	1,779,203	1,796,624	(17,421)	(1%)
Depreciation, amortization and accretion	573,557	570,955	2,602	—
(Gain) loss on asset disposals and exchanges, net	(1,873)	10,717	(12,590)	>100
Total operating expenses	4,062,566	3,976,208	86,358	2%

Operating income	280,780	201,473	79,307	39%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	83,566	97,318	(13,752)	(14%)
Interest and dividend income	3,395	3,808	(413)	(11%)
Gain on investment	11,373	—	11,373	N/M
Interest expense	(65,614)	(61,555)	(4,059)	(7%)
Other, net	(678)	72	(750)	>100
Total investment and other income (expense)	32,042	39,643	(7,601)	(19%)

Income before income taxes	312,822	241,116	71,706	30%
Income tax expense	114,078	81,958	32,120	39%

Net income	198,744	159,158	39,586	25%
Less: Net income attributable to noncontrolling interests, net of tax	(23,703)	(23,084)	(619)	(3%)
Net income attributable to U.S. Cellular shareholders	$175,041	$136,074	$38,967	29%

Basic weighted average shares outstanding	84,877	86,128	(1,251)	(1%)
Basic earnings per share attributable to U.S. Cellular shareholders	$2.06	$1.58	$0.48	30%

Diluted weighted average shares outstanding	85,335	86,518	(1,183)	(1%)
Diluted earnings per share attributable to U.S. Cellular shareholders	$2.05	$1.57	$0.48	31%

N/M – Percentage change not meaningful

United States Cellular Corporation Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

ASSETS

	December 31,	December 31,
	2011	2010 (1)
Current assets
Cash and cash equivalents	$424,155	$276,915
Short-term investments	127,039	146,586
Accounts receivable from customers and other	441,821	424,019
Inventory	127,056	112,279
Income taxes receivable	74,791	41,397
Prepaid expenses	55,980	53,356
Net deferred income tax asset	31,905	26,757
Other current assets	10,096	10,804
	1,292,843	1,092,113

Assets held for sale	49,647	—

Investments
Licenses	1,470,769	1,452,101
Goodwill	494,737	494,737
Customer lists, net	314	759
Investments in unconsolidated entities	138,096	160,847
Notes and interest receivable – long-term	1,921	4,070
Long-term investments	30,057	46,033
	2,135,894	2,158,547

Property, plant and equipment
In service and under construction	7,008,449	6,340,537
Less: accumulated depreciation	4,218,147	3,766,015
	2,790,302	2,574,522

Other assets and deferred charges	59,290	50,367

Total assets	$6,327,976	$5,875,549

(1)   Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

United States Cellular Corporation Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	December 31	December 31,
	2011	2010 (1)
Current liabilities
Current portion of long-term debt	$127	$101
Accounts payable
Affiliated	12,183	10,791
Trade	303,779	264,090
Customer deposits and deferred revenues	181,355	146,428
Accrued taxes	34,095	39,299
Accrued compensation	69,551	65,952
Other current liabilities	121,190	121,823
	722,280	648,484

Liabilities held for sale	1,051	—

Deferred liabilities and credits
Net deferred income tax liability	799,190	583,444
Other deferred liabilities and credits	248,213	234,855

Long-term debt	880,320	867,941

Commitments and contingencies

Noncontrolling interests with redemption features	1,005	855

Equity
U.S. Cellular shareholders’ equity
Series A Common and Common Shares, par value $1 per share	88,074	88,074
Additional paid-in capital	1,387,341	1,368,487
Treasury shares	(152,817)	(105,616)
Retained earnings	2,297,363	2,135,507
Total U.S. Cellular shareholders’ equity	3,619,961	3,486,452

Noncontrolling interests	55,956	53,518

Total equity	3,675,917	3,539,970

Total liabilities and equity	$6,327,976	$5,875,549

(1)   Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

United States Cellular Corporation

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents U.S. Cellular’s cash and cash equivalents and investments at December 31, 2011 and December 31, 2010.

	December 31,	December 31,
	2011	2010
Cash and cash equivalents (1)	$424,155	$276,915
Amounts included in short-term investments (2)(3)
Government-backed securities (4)	127,039	146,336
Certificates of deposit	—	250
	$127,039	$146,586
Amounts included in long-term investments (2)(5)
Government-backed securities (4)	$30,057	$46,033

(1)    Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.
(2)    Designated as held-to-maturity investments and are recorded at amortized cost on the consolidated balance sheet.
(3)    Maturities are less than twelve months from the respective balance sheet dates.
(4)    Includes U.S. treasuries and corporate notes guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.
(5)    At December 31, 2011, maturities range between 18 and 21 months from the balance sheet date.

United States Cellular Corporation Consolidated Statement of Cash Flows Twelve Months Ended December 31, (Unaudited, dollars in thousands)

	2011	2010 (1)
Cash flows from operating activities
Net income	$198,744	$159,158
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	573,557	570,955
Bad debts expense	62,157	76,292
Stock-based compensation expense	20,183	18,044
Deferred income taxes, net	203,264	73,727
Equity in earnings of unconsolidated entities	(83,566)	(97,318)
Distributions from unconsolidated entities	91,768	100,359
(Gain) loss on asset disposals and exchanges, net	(1,873)	10,717
Gain on investment	(11,373)	—
Noncash interest expense	10,040	2,540
Other operating activities	102	(2,483)
Changes in assets and liabilities from operations
Accounts receivable	(82,175)	(75,252)
Inventory	(14,640)	40,277
Accounts payable - trade	28,410	(52,568)
Accounts payable - affiliate	1,392	(3,940)
Customer deposits and deferred revenues	34,927	6,180
Accrued taxes	(39,984)	(70,057)
Accrued interest	225	204
Other assets and liabilities	(3,296)	77,552
	987,862	834,387

Cash flows from investing activities
Cash used for additions to property, plant and equipment	(771,798)	(569,323)
Cash paid for acquisitions and licenses	(23,773)	(17,101)
Cash paid for investments	(110,000)	(250,250)
Cash received for investments	145,250	60,330
Other investing activities	718	(953)
	(759,603)	(777,297)

Cash flows from financing activities
Repayment of long-term debt	(330,338)	(316)
Issuance of long-term debt	342,000	—
Common shares reissued for benefit plans, net of tax payments	1,935	509
Common shares repurchased	(62,294)	(52,827)
Payment of debt issuance costs	(11,400)	(2,229)
Distributions to noncontrolling interests	(21,094)	(19,631)
Payments to acquire additional interest in subsidiaries	—	(8,786)
Other financing activities	172	114
	(81,019)	(83,166)

Net increase (decrease) in cash and cash equivalents	147,240	(26,076)

Cash and cash equivalents
Beginning of period	276,915	302,991
End of period	$424,155	$276,915

(1)   Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

United States Cellular Corporation Financial Measures and Reconciliations
(Unaudited, dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Service revenues	$1,030,045	$991,914	$4,053,797	$3,913,001

Operating income (loss)	16,316	(4,062)	280,780	201,473
Add:
Depreciation, amortization and accretion	141,976	143,124	573,557	570,955
(Gain) loss on asset disposals	3,868	2,310	(1,873)	10,717
Adjusted OIBDA (1)	$162,160	$141,372	$852,464	$783,145

Adjusted OIBDA margin (2)	15.7%	14.3%	21.0%	20.0%

	2011	2010 (4)	2011	2010 (4)

Cash flows from operating activities	$249,041	$244,229	$987,862	$834,387
Deduct:
Cash used for additions to property, plant and equipment	309,471	165,719	771,798	569,323
Free cash flow (3)	$(60,430)	$78,510	$216,064	$265,064

(1)    Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization, and accretion (OIBDA); the net gain or loss on asset disposals and exchanges (if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows. Adjusted OIBDA excludes the net gain or loss on asset disposals and exchanges and loss on impairment of assets, if any, in order to show operating results on a more comparable basis from period to period.  U.S. Cellular does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual, and accordingly, they may be incurred in the future.

(2)    Adjusted OIBDA margin is defined as adjusted OIBDA divided by service revenues. Equipment revenues are excluded from the denominator of the calculation since equipment is generally sold at a net loss, and such net loss is included in adjusted OIBDA as a cost of earning service revenues for purposes of assessing business results.  U.S. Cellular believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results.  Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin. U.S. Cellular believes this measure provides useful information to investors regarding U.S. Cellular’s financial condition and results of operations because it highlights certain key cash and non-cash items and their impacts on cash flows from operating activities.

(3)    Free cash flow is defined as cash flows from operating activities less Cash used for additions to property, plant and equipment. Free cash flow is a non-GAAP financial measure. U.S. Cellular believes that free cash flow as reported by U.S. Cellular may be useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.

(4)    Amounts have been adjusted. See “Revision of Prior Period Amounts” section for additional details.

REVISION OF PRIOR PERIOD AMOUNTS

In preparing its Consolidated Statement of Cash Flows for the year ended December 31, 2011, U.S. Cellular discovered certain errors related to classification of outstanding checks with the right of offset and related to the classification of Accounts payable for Additions to property, plant and equipment as non-cash investing activities for purposes of preparing the Consolidated Statement of Cash Flows.  These errors resulted in the misstatement of Cash and Accounts payable as of December 31, 2010 and each quarterly period in 2011, and the misstatement of Cash flows from operating activities and Cash flows from investing activities for the years ended December 31, 2010 and 2009 and each of the quarterly periods in 2011 and 2010.  In accordance with SEC Staff Accounting Bulletin Nos. 99 and 108 (“SAB 99” and “SAB 108”), U.S. Cellular evaluated these errors and determined that they were immaterial to each of the reporting periods affected and, therefore, amendments of previously filed reports were not required.  However, in order to provide consistency in the Consolidated Statement of Cash Flows and as permitted by SAB 108, revisions for these immaterial amounts to previously reported annual amounts are reflected in the financial information herein and will be reflected in future containing such financial information as permitted by SAB 108.

In accordance with SAB 108, the Consolidated Balance Sheet and the Consolidated Statement of Cash Flows have been revised as follows:

Consolidated Balance Sheet -- December 31, 2010

	As previously
(Dollars in thousands)	reported (1)	Adjustment	Revised

Cash and cash equivalents	$294,426	$(17,511)	$276,915
Total current assets	1,109,624	(17,511)	1,092,113
Total assets	5,893,060	(17,511)	5,875,549
Accounts payable	281,601	(17,511)	264,090
Total current liabilities	665,995	(17,511)	648,484
Total liabilities and equity	5,893,060	(17,511)	5,875,549

Consolidated Statement of Cash Flows - Year Ended December 31, 2010

	As previously
(Dollars in thousands)	reported (1)	Adjustment	Revised

Change in Accounts payable - trade	$(14,660)	$(37,908)	$(52,568)
Change in other assets and liabilities	79,546	(1,994)	77,552
Cash flows from operating activities	874,289	(39,902)	834,387
Cash used for additions to property, plant and equipment	(583,134)	13,811	(569,323)
Cash flows used in investing activities	(791,108)	13,811	(777,297)
Net increase (decrease) in cash and cash equivalents	15	(26,091)	(26,076)

(1)   In Current Report on Form 8-K filed on November 16, 2011.